Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Galectin Therapeutics Inc. on Form S-3 of our report dated March 29, 2018, with respect to the consolidated financial statements of Galectin Therapeutics Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Cherry Bekaert LLP

Atlanta, Georgia

July 27, 2018